Exhibit 23.1


                         INDEPENDENT AUDITOR'S CONSENT


We consent to the use in the Registration Statement and Prospectus of Vequity Corporation of our report dated September 12, 2000, accompanying the financial statements of Vequity Corporation contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the headings "Experts" and "Selected Financial Data" in the Prospectus.




HEIN + ASSOCIATES LLP

Denver, Colorado
February 2, 2000